Exhibit 99.1

Fox Factory Holding Corp. Reports First Quarter Fiscal 2026 Financial Results
DULUTH, Georgia, May 7, 2026 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”), a premium brand and a global leader in the design, engineering and manufacturing of performance-defining products and systems for customers worldwide, today reported financial results for the first fiscal quarter ended April 3, 2026.

First Quarter Fiscal 2026 Highlights
•Net sales increased 3.9% year-over-year to $368.7 million, reaching the high end of guidance
•Net loss of $15.0 million, or $0.36 per diluted share, included charges associated with divestitures in its AAG segment — compared to net loss of $259.7 million, or $6.23 per diluted share, in the prior year quarter which included goodwill impairment
•Adjusted earnings per diluted share of $0.18, compared to $0.23 in the prior year quarter
•Adjusted EBITDA of $35.7 million exceeded the high end of our guidance range
•Reaffirming approximately $50 million of fiscal 2026 cost savings; Phase 2 actions on schedule
•Completed the divestiture of the Phoenix, Arizona AAG operations — including the Shock Therapy, Upfit UTV, and Geiser businesses — with proceeds dedicated to debt reduction

Mike Dennison, FOX's Chief Executive Officer, commented, “We delivered a solid first quarter, with revenue at the high end of our guidance range and adjusted EBITDA exceeding the high end of our guidance range. The team is executing against the plan we laid out in February — taking cost out, sharpening the portfolio, and building resilience in an end-market environment that remains subdued. Phase 1 carryover benefits are flowing through as expected, Phase 2 is on schedule, and we are on track to deliver approximately $50 million in cost savings this year.”
Mr. Dennison continued, “The completion of the Phoenix divestiture during the quarter further focuses our portfolio on the core, higher-margin businesses that define Fox Factory. Combined with our disciplined approach to capital allocation and balance sheet management, these actions position us to deliver meaningful operating leverage as our end markets accelerate — and be structurally stronger across our market leading product categories.”

First Quarter 2026 Results
Net sales for the first quarter of fiscal 2026 were $368.7 million, an increase of 3.9%, as compared to net sales of $355.0 million in the first quarter of fiscal 2025. This increase reflects a $21.3 million or 17.4% increase in Powered Vehicles Group (“PVG”) net sales, and a $2.9 million or 2.6% increase in Aftermarket Applications Group (“AAG”) net sales, partially offset by a $10.5 million or 8.7% decrease in Specialty Sports Group (“SSG”) net sales. The increase in PVG net sales from $122.1 million to $143.4 million is mainly attributed to strengthening demand in powersports and continued momentum in the automotive aftermarket. The increase in AAG net sales from $111.9 million to $114.8 million is driven by improved performance in our upfitting product lines and stable aftermarket product sales. The decrease in SSG net sales from $121.0 million to $110.5 million primarily reflects distributor and dealer inventory destocking and a difficult prior-year comparison given the industry’s first half 2025 order pull-forward.
Gross margin was 28.9% for the first quarter of fiscal 2026, compared to gross margin of 30.9% in the first quarter of fiscal 2025. The decrease in gross margin was primarily driven by the net impact of tariffs and shifts in our product line mix.
Total operating expenses were $100.4 million, or 27.2% of net sales, for the first quarter of fiscal 2026, compared to $360.3 million, or 101.5% of net sales in the first quarter of fiscal 2025. Operating expenses decreased by $259.8 million, driven primarily by a $262.1 million goodwill impairment recorded in the first quarter of fiscal 2025. Adjusted operating expenses were $85.5 million, or 23.2% of net sales, in the first quarter of fiscal 2026, compared to $84.4 million, or 23.8% of net sales, in the first quarter of the prior fiscal year.
Other expense, net for the first quarter of fiscal 2026 was $9.6 million, an increase of $9.8 million from $0.1 million other income, net in the first quarter of fiscal 2025. The increase in other expense, net was primarily attributable to a $10.0 million loss on divestiture of the Phoenix, Arizona AAG operations.
Income tax benefit was $0.6 million in the first quarter of fiscal 2026, compared to $3.6 million in the first quarter of fiscal 2025. For the first quarter of fiscal 2026, the difference between the Company’s effective tax rate of 3.9% and the 21% federal statutory rate was primarily attributable to lower pre‑tax earnings for the quarter and the tax effects recognized in connection with the sale of our Phoenix, Arizona AAG operations, including Shock Therapy, Upfit UTV, and Geiser businesses.
Net loss attributable to FOX stockholders in the first quarter of fiscal 2026 was $15.0 million, compared to net loss attributable to FOX stockholders of $259.7 million in the first quarter of the prior fiscal year. Net loss per diluted share for the first quarter of fiscal 2026 was $0.36, compared to net loss per diluted share of $6.23 for the first quarter of fiscal 2025; the prior year quarter included a goodwill impairment charge of $262.1 million. Adjusted net income in the first quarter of fiscal 2026 was $7.4 million, or $0.18 of adjusted earnings per diluted share, compared to adjusted net income of $9.8 million, or $0.23 of adjusted earnings per diluted share, in the same period of the prior fiscal year.
Adjusted EBITDA in the first quarter of fiscal 2026 was $35.7 million, exceeding the high end of our guidance range, compared to $39.6 million in the first quarter of fiscal 2025. Adjusted EBITDA margin in the first quarter of fiscal 2026 was 9.7%, compared to 11.2% in the first quarter of fiscal 2025.

Balance Sheet Summary
As of April 3, 2026, the Company had cash and cash equivalents of $53.9 million, compared to $58.0 million as of January 2, 2026. Inventory was $375.1 million as of April 3, 2026, compared to $388.6 million as of January 2, 2026. As of April 3, 2026, accounts receivable and accounts payable were $209.1 million and $143.4 million, respectively, compared to $190.7 million and $141.4 million, respectively, as of January 2, 2026. Prepaids and other current assets were $126.3 million as of April 3, 2026, compared to $108.4 million as of January 2, 2026. Goodwill was $83.6 million as of April 3, 2026, compared to $83.6 million as of January 2, 2026. Total debt was $688.2 million as of April 3, 2026 compared to $673.5 million as of January 2, 2026.
In May, the Company proactively amended its credit agreement to provide additional financial flexibility, including the expansion of the net leverage covenant to 5.0x, compared to the prior 4.5x. At quarter-end, the Company’s net leverage covenant was comfortably within the prior threshold.
The decrease in cash and cash equivalents was mainly due to changes in working capital, debt payments, and capital expenditures, partially offset by proceeds from our revolver. Inventory decreased by $13.5 million, driven by divested inventory. The increase in accounts receivable is due to higher sales in the fiscal quarter ended April 3, 2026 compared to the fiscal quarter ended January 2, 2026 and timing of collections. The increase in accounts payable reflects the timing of vendor payments. The increase in prepaids and other assets is mainly attributable to receivables arising from the divestiture of our Phoenix, Arizona AAG operations.
Progress on Phase 2 Profit Optimization Initiative
Fox Factory continues to execute against the multi-phase profit optimization strategy first outlined in its fourth quarter fiscal 2025 earnings release, which targets approximately $50 million of realized savings in fiscal 2026. This includes approximately $10 million of carryover benefit from the Phase 1 program completed in fiscal 2025 and approximately $40 million of incremental savings from Phase 2 actions initiated earlier this year. Phase 2 comprises three strategic elements: business line rationalization to exit operations that are not accretive from a margin perspective; supply chain and materials cost productivity through improved facility utilization and supplier actions; and a reduction in operating expenses across sales, marketing, and G&A functions.
The Company's first quarter results reflect early contribution from these initiatives. As part of this broader effort, the Company completed the divestiture of its Phoenix, Arizona AAG operations during the first quarter — including the Shock Therapy, Upfit UTV, and Geiser businesses — with proceeds dedicated to debt reduction. The Company continues to evaluate strategic alternatives for its other non-core assets to ensure the portfolio aligns with the Company's profitability standards and strategic objectives.

Outlook
For the second quarter of fiscal 2026, the Company expects:
•Net sales in the range of of $343 million to $365 million
•Adjusted EBITDA in the range of $32 million to $40 million
For the fiscal year 2026, the Company is reaffirming its previously issued guidance:
•Net sales in the range of $1.328 billion to $1.416 billion
•Adjusted EBITDA in the range of $174 million to $203 million
A quantitative reconciliation of adjusted EBITDA for the second quarter and full fiscal year 2026 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
The Company has visibility to potential recoveries of certain tariff costs previously incurred under the International Emergency Economic Powers Act (IEEPA) framework. Any such recoveries are subject to significant uncertainty regarding timing, amount, and allocation among the Company and its commercial counterparties. The Company has not included any potential recovery in its outlook and will recognize amounts only upon receipt.
Conference Call & Webcast
The Company will hold an investor conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call dial-in number for North America listeners is (800) 445-7795, and international listeners may dial (785) 424-1699; the conference ID is FOXFQ126 or 36937126. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the Company’s website at https://investor.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
Available Information
Fox Factory Holding Corp. announces material information to the public about the Company through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, and the Investor Relations section of its website (https://investor.ridefox.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. is a global leader in the design, engineering, and manufacturing of premium products that deliver championship-level performance for specialty sports and on- and off-road vehicles. Its portfolio of brands, like FOX, Marucci, Method Race Wheels, and more, are fueled by unparalleled innovation that continuously earns the trust of professional athletes and passionate enthusiasts all around the world. The Company is a direct supplier of shocks, suspension, and components to leading powered vehicle and bicycle original equipment manufacturers and offers premium baseball and softball gear and equipment. The Company also provides products in the aftermarket through its global network of retailers and distributors and through direct-to-consumer channels.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”) in the United States (“U.S.”), FOX includes in this press release certain non-GAAP financial measures consisting of “adjusted gross profit,” “adjusted gross margin,” “adjusted operating expense,” “adjusted operating expense margin”, “adjusted net income,” “adjusted earnings per share,” “adjusted EBITDA,” and “adjusted EBITDA margin,” all of which are non-GAAP financial measures. FOX defines adjusted gross profit as gross profit adjusted for the amortization of acquired inventory valuation markups and cost of goods sold associated with organizational restructuring. Adjusted gross margin is defined as adjusted gross profit divided by net sales. FOX defines adjusted operating expense as operating expense adjusted for amortization of purchased intangibles, goodwill impairment, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and certain strategic transformation costs. FOX defines adjusted operating expense margin as adjusted operating expense divided by net sales. FOX defines adjusted net income as net loss attributable to FOX stockholders adjusted for amortization of purchased intangibles, goodwill impairment, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, loss on divestiture, and strategic transformation costs, all net of applicable tax. Adjusted earnings per share is defined as adjusted net income divided by the weighted average number of basic or diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net loss adjusted for interest expense, net other expense, income taxes or tax benefits, amortization of purchased intangibles, goodwill impairment, depreciation, stock-based compensation, litigation and settlement related expenses, organizational restructuring expenses, acquisition and integration-related expenses, loss on divestiture, and strategic transformation costs that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales. These adjustments are more fully described in the tables included at the end of this press release.
FOX includes these non-GAAP financial measures to provide investors with additional insight on the Company’s operating performance and trends, as well as to supplement their understanding of the results of the Company’s core operations. In particular, the exclusion of certain items in calculating the non-GAAP financial measures consisting of adjusted gross profit, adjusted operating expense, adjusted net income and adjusted EBITDA (and accordingly, adjusted gross margin, adjusted operating expense margin, adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate adjusted gross profit, adjusted gross margin, adjusted operating expense, adjusted operating expense margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	As of	As of
	April 3, 2026	January 2, 2026

Assets
Current assets:
Cash and cash equivalents	$53,911	$58,008
Accounts receivable (net of allowances of $2,968 and $2,881, respectively)	209,051	190,670
Inventory	375,116	388,635
Prepaids and other current assets	126,271	108,424
Total current assets	764,349	745,737
Property, plant and equipment, net	220,299	234,635
Lease right-of-use assets	87,046	99,002
Deferred tax assets	86,668	90,397
Goodwill	83,575	83,575
Trademarks and brands, net	235,889	241,820
Customer and distributor relationships, net	131,890	137,648
Core technologies, net	19,089	19,950
Other assets	32,992	18,985
Total assets	$1,661,797	$1,671,749
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$143,370	$141,378
Accrued expenses	85,624	92,095
Current portion of long-term debt	26,875	26,875
Total current liabilities	255,869	260,348
Revolver	176,000	150,000
Term loan, less current portion	485,318	496,663
Other liabilities	86,055	94,733
Total liabilities	1,003,242	1,001,744
Non-controlling interest	(201)	(179)
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of April 3, 2026 and January 2, 2026	—	—
Common stock, $0.001 par value — 90,000 authorized; 42,826 shares issued and 41,936 outstanding as of April 3, 2026; 42,692 shares issued and 41,802 outstanding as of January 2, 2026	42	42
Additional paid-in capital	355,185	352,239
Treasury stock, at cost; 890 common shares as of April 3, 2026 and January 2, 2026	(13,754)	(13,754)
Accumulated other comprehensive income	1,454	832
Retained earnings	315,829	330,825
Total stockholders’ equity	658,756	670,184
Total liabilities and stockholders’ equity	$1,661,797	$1,671,749

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the three months ended
	April 3, 2026	April 4, 2025
Net sales	$368,657	$355,030
Cost of sales	262,269	245,351
Gross profit	106,388	109,679
Operating expenses:
Goodwill impairment	—	262,129
General and administrative	38,646	37,331
Sales and marketing	33,302	32,847
Research and development	18,454	17,039
Amortization of purchased intangibles	10,035	10,920
Total operating expenses	100,437	360,266
Income (loss) from operations	5,951	(250,587)
Interest expense	11,938	12,934
Other expense (income), net	9,645	(150)
Loss before income taxes	(15,632)	(263,371)
Benefit from income taxes	(614)	(3,637)
Net loss	$(15,018)	$(259,734)
Less: net loss attributable to non-controlling interest	(22)	(40)
Net loss attributable to FOX stockholders	$(14,996)	$(259,694)
Net loss per share:
Basic	$(0.36)	$(6.23)
Diluted	$(0.36)	$(6.23)
Weighted-average shares used to compute earnings per share:
Basic	41,862	41,711
Diluted	41,862	41,711

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the three months ended
	April 3, 2026	April 4, 2025
OPERATING ACTIVITIES:
Net loss	$(15,018)	$(259,734)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Goodwill impairment	—	262,129
Depreciation and amortization	20,868	22,621
Provision for inventory reserve	512	1,727
Stock-based compensation	4,121	3,355
Amortization of acquired inventory step-up	—	164
Amortization of loan fees	602	1,349
Amortization of deferred gains on prior swap settlements	—	(783)
Proceeds from interest rate swap settlements	469	1,127
Loss on divestiture	9,993	—
Deferred taxes	(1,811)	(4,736)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(23,099)	(11,279)
Inventory	(7,949)	(4,923)
Income taxes	(195)	(1,919)
Prepaids and other assets	(103)	25,718
Accounts payable	2,547	(16,903)
Accrued expenses and other liabilities	(6,998)	(17,233)
Net cash (used in) provided by operating activities	(16,061)	680
INVESTING ACTIVITIES:
Purchases of property and equipment	(5,390)	(7,180)
Divestiture of businesses, net of cash divested	4,964	—
Net cash used in investing activities	(426)	(7,180)
FINANCING ACTIVITIES:
Proceeds from revolver	67,000	37,000
Payments on revolver	(41,000)	(27,000)
Repayment of term debt	(11,719)	(6,071)
Repurchases from stock compensation program, net	(1,175)	(580)
Net cash provided by financing activities	13,106	3,349
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(716)	78
CHANGE IN CASH AND CASH EQUIVALENTS	(4,097)	(3,073)
CASH AND CASH EQUIVALENTS—Beginning of period	58,008	71,674
CASH AND CASH EQUIVALENTS—End of period	$53,911	$68,601

FOX FACTORY HOLDING CORP.
NET (LOSS) INCOME TO ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF ADJUSTED EARNINGS PER SHARE
(in thousands, except per share data)
(unaudited)
The following tables provide a reconciliation of net (loss) income attributable to FOX stockholders, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted net income (a non-GAAP measure), and the calculation of adjusted earnings per share (a non-GAAP measure) for the three months ended April 3, 2026 and April 4, 2025. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	April 3, 2026	April 4, 2025
Net loss attributable to FOX stockholders	$(14,996)	$(259,694)
Goodwill impairment	—	262,129
Amortization of purchased intangibles	10,035	10,920
Loss on divestiture	9,994	—
Organizational restructuring expenses(1)	2,121	2,323
Strategic transformation costs(2)	2,635	20
Litigation and settlement-related expenses	194	716
Other acquisition and integration-related expenses(3)	185	617
Tax impacts of reconciling items above(4)	(2,731)	(7,242)
Adjusted net income	$7,437	$9,789

Adjusted EPS
Basic	$0.18	$0.23
Diluted	$0.18	$0.23

Weighted average shares used to compute adjusted EPS
Basic	41,862	41,711
Diluted	42,027	41,771
(1) Represents expenses associated with various restructuring initiatives intended to improve operational efficiency, realign resources, and support the Company’s long-term strategic objectives, including employee severance, relocation expenses, and consulting and advisory fees.
(2) Represents costs associated with various strategic initiatives.
(3) Represents various acquisition-related costs and expenses incurred to acquire and integrate acquired entities into the Company’s operations and the impact of the finished goods inventory and property, plant and equipment valuation adjustments recorded in connection with the purchase of acquired assets.
(4) Tax impacts on non-GAAP adjustments are calculated using the Company’s normalized effective tax rate, except for goodwill impairment charges and divestitures, which are adjusted based on their specific tax attributes. For these items, the entire tax expense associated with the divestiture and the entire tax benefit associated with goodwill impairment were added back.

FOX FACTORY HOLDING CORP.
NET (LOSS) INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(in thousands, except percentages)
(unaudited)
The following tables provide a reconciliation of net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and a reconciliation of net (loss) income margin to adjusted EBITDA margin (a non-GAAP measure) for the three months ended April 3, 2026 and April 4, 2025. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	April 3, 2026	April 4, 2025
Net sales
Powered Vehicles Group	$143,379	$122,098
Aftermarket Applications Group	114,784	111,914
Specialty Sports Group	110,494	121,018
Net sales	$368,657	$355,030

Net loss	$(15,018)	$(259,734)
Goodwill impairment	—	262,129
Benefit from income taxes	(614)	(3,637)
Depreciation and amortization(1)	20,616	21,739
Loss on divestiture	9,994	—
Non-cash stock-based compensation	4,120	3,355
Organizational restructuring expenses(2)	2,121	2,311
Strategic transformation costs(3)	2,635	20
Litigation and settlement-related expenses	194	716
Other acquisition and integration-related expenses(4)	185	617
Interest and other expense, net	11,467	12,086
Adjusted EBITDA	$35,700	$39,602

Net loss margin	(4.1)%	(73.2)%

Adjusted EBITDA margin	9.7%	11.2%

Powered Vehicles Group	$22,556	$14,383
Aftermarket Applications Group	11,402	16,993
Specialty Sports Group	17,454	23,394
Unallocated corporate expenses	(15,712)	(15,168)
Adjusted EBITDA	$35,700	$39,602

(1) Depreciation excludes amortization for purchase accounting property, plant and equipment fair value adjustment, and accelerated depreciation related to organizational restructuring initiatives.
(2) Represents expenses associated with various restructuring initiatives intended to improve operational efficiency, realign resources, and support the Company’s long-term strategic objectives, including employee severance, relocation expenses, and consulting and advisory fees.
(3) Represents costs associated with various strategic initiatives.
(4) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory and property, plant and equipment valuation adjustments recorded in connection with the purchase of acquired assets.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND ADJUSTED GROSS MARGIN
(in thousands, except percentages)
(unaudited)
The following table provides a reconciliation of gross profit to adjusted gross profit (a non-GAAP measure) for the three months ended April 3, 2026 and April 4, 2025, and the calculation of gross margin and adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	April 3, 2026	April 4, 2025
Net sales	$368,657	$355,030

Gross profit	$106,388	$109,679
Amortization of acquired inventory valuation markup	—	164
Adjusted gross profit	$106,388	$109,843

Gross margin	28.9%	30.9%

Adjusted gross margin	28.9%	30.9%

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO ADJUSTED OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF ADJUSTED OPERATING EXPENSE MARGIN
(in thousands, except percentages)
(unaudited)
The following tables provide a reconciliation of operating expense to adjusted operating expense (a non-GAAP measure) and the calculations of operating expense margin and adjusted operating expense margin (a non-GAAP measure), for the three months ended April 3, 2026 and April 4, 2025. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended
	April 3, 2026	April 4, 2025
Net sales	$368,657	$355,030

Operating expense	$100,437	$360,266
Goodwill impairment	—	(262,129)
Amortization of purchased intangibles	(10,035)	(10,920)
Litigation and settlement-related expenses	(194)	(716)
Other acquisition and integration-related expenses(1)	(185)	(453)
Organizational restructuring expenses(2)	(1,859)	(1,613)
Strategic transformation costs(3)	(2,635)	(20)
Adjusted operating expense	$85,529	$84,415

Operating expense margin	27.2%	101.5%

Adjusted operating expense margin	23.2%	23.8%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations, excluding amortization for purchase accounting inventory fair value adjustment that was classified as cost of sales.
(2) Represents expenses associated with various restructuring initiatives.
(3) Represents costs associated with various strategic initiatives.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “can,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential”, “remain” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Such forward-looking statements include, but are not limited to, statements with regard to expectations related to the future performance of FOX; the Company’s expected demand for its products; the Company’s execution on its organizational restructuring initiatives and strategy to improve operating efficiencies, which may include divestitures, sales, or related transactions involving one or more of the Company’s businesses or assets and other actions related to the Company’s strategic review of its portfolio; the Company’s expectation regarding its operating results and future growth prospects; the Company’s expected future sales and future adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s decision and ability to market and execute potential strategic transactions, which depend on, among other factors, third-party interest, valuation considerations and regulatory requirements; the Company’s ability to maintain its suppliers for materials, component parts and product without significant supply chain disruptions; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow, ability to maintain profitability, and ability to remain in compliance with financial covenants; the Company’s ability to monitor the effects of new technological applications, such as artificial intelligence; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws, tariffs, and international trade policies, including regulations or orders related to the import and export of industry products; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the spread of highly infectious or contagious diseases or public health issues causing disruptions in the U.S. and global economy and disrupting the business activities and operations of the Company’s customers, business and operations; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to currency exchange rate fluctuations; the loss of key customers; our ability to accurately forecast demand for our products; strategic transformation costs; legal and regulatory developments, including the outcome of pending litigation or regulatory or other governmental inquiries, and the impact of changing emissions and other regulations in the various jurisdictions in which our products are produced, used, and/or sold; the cost of compliance with, or liabilities related to, environmental or other governmental regulations or changes in governmental or industry regulatory standards; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences and effectively compete against competitors; changes in demand for performance-defining products as well as the Company’s other products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; product recalls and product liability claims; the impact of tension in China-Taiwan relations, the war in Iran, or similar events on the Company’s business, operations or supply chain; future economic or market conditions, including the impact of inflation or the U.S. Federal Reserve’s interest rate changes in response thereto; changes in commodity, freight, and tariff costs (including tariff relief or our ability to mitigate tariffs, particularly in light of the policies of the current presidential administration and retaliatory actions in response thereto); our ability to mitigate increasing input costs through pricing or other measures; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K for the fiscal year ended January 2, 2026 and filed with the Securities and Exchange Commission on February 27, 2026, or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Jeff Sonnek
646-277-1263
Jeff.Sonnek@icrinc.com